SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2012

MICRONETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17966	22-2063614
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Hampshire Drive

Hudson, NH 03051

(Address of principal executive offices, including zip code)

(603) 883-2900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry Into a Material Definitive Agreement.

On June 8, 2012, Micronetics, Inc., a Delaware corporation (“Micronetics”), Mercury Computer Systems, Inc., a Delaware corporation (“Mercury”), and Wildcat Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Mercury (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Mercury will acquire all of the outstanding shares of Micronetics for $14.80 per share in cash, without interest, and pursuant to which Merger Sub will be merged with and into Micronetics with Micronetics continuing as the surviving corporation and a wholly owned subsidiary of Mercury (the “Merger”).

On the terms and subject to the conditions set forth in the Merger Agreement, which has been unanimously approved by the Board of Directors of Micronetics, at the effective time of the Merger (the “Effective Time”), and as a result thereof, each share of common stock, par value $0.01 per share, of Micronetics (“Micronetics Common Stock”) that is issued and outstanding immediately prior to the Effective Time (other than Micronetics Common Stock owned directly or indirectly by Mercury or any subsidiary of Micronetics, which will be canceled without payment of any consideration, and Micronetics Common Stock for which dissenters’ rights have been validly exercised and not withdrawn) will be converted at the Effective Time into the right to receive $14.80 in cash, without interest (the “Merger Consideration”), subject to adjustment under certain conditions as described in the Merger Agreement. Each option to purchase Micronetics Common Stock that is vested and outstanding immediately prior to the Effective Time (each, a “Vested Option”) shall be canceled at the Effective Time and, in exchange therefor, each former holder of any such canceled Vested Option shall be entitled to receive, in cash, the amount by which the Merger Consideration exceeds the exercise price of such Vested Option multiplied by the number of shares of Micronetics Common Stock subject to such Vested Option. Each option to purchase Micronetics Common Stock that is unvested and outstanding immediately prior to the Effective Time shall be assumed by Mercury.

Mercury and Micronetics have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants that: (i) Micronetics will conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and the Effective Time, (ii) Micronetics will not engage in certain kinds of transactions during such period without the consent of Mercury, (iii) Micronetics will cause a meeting of the Micronetics stockholders to be held to consider approval of the Merger Agreement, and (iv) subject to certain customary exceptions, the Board of Directors of Micronetics will recommend approval by its stockholders of the Merger Agreement. Micronetics has also made certain additional customary covenants, including, among others, covenants not to: (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions designed to allow the Board of Directors to fulfill its fiduciary duties to stockholders of Micronetics, enter into discussions concerning or provide confidential information in connection with any proposals for alternative business combination transactions.

Consummation of the Merger is subject to customary conditions, including (i) approval of the holders of a majority of the outstanding shares of Micronetics Common Stock (the “Stockholder Approval”), (ii) the absence of any law or order prohibiting the consummation of the Merger, (iii) expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and (iv) the absence of a material adverse effect with respect to Micronetics. The consummation of the Merger is not subject to a financing condition.

The Merger Agreement prohibits Micronetics from directly or indirectly initiating, soliciting or participating in or knowingly or intentionally taking any action to encourage, facilitate or assist any Acquisition Proposal (as defined in the Merger Agreement); provided, however, that at any time prior to the receipt of the Stockholder Approval, Micronetics may, subject to the terms and conditions set forth in the Merger Agreement, furnish information to, and engage in discussions and negotiations with, a third party that makes an unsolicited Acquisition Proposal that the Board of Directors of Micronetics (the “Micronetics Board”) determines in good faith constitutes or is reasonably likely to result in a Superior Proposal (as defined in the Merger Agreement). In the event that the Micronetics Board determines that such Acquisition Proposal constitutes a Superior Proposal and Micronetics complies with certain notice and other conditions set forth in the Merger Agreement, including providing Mercury with a four (4) Business Day period to match or improve upon such Superior Proposal, and Mercury does not deliver a proposal matching or improving upon such Superior Proposal, Micronetics may either (i) terminate the Merger Agreement to enter into a definitive agreement with respect to such Superior Proposal and pay a termination fee of $2,520,000 (the “Termination Fee”), or (ii) effect a Change of Company Board Recommendation (as defined in the Merger Agreement).

The Merger Agreement contains certain termination rights for both Mercury and Micronetics, and further provides that, upon termination of the Merger Agreement in certain circumstances, including if the Merger Agreement is terminated by Mercury in the event the Micronetics Board effects a Change of Company Board Recommendation, Micronetics would be required to pay Mercury the Termination Fee.

In connection with the parties’ entry into the Merger Agreement, the directors, executive officers and one holder of greater than 10% of the issued and outstanding shares of Micronetics Common Stock (the “Voting Parties”), have entered into separate voting agreements (the “Voting Agreements”) with Mercury Computer Systems, Inc. (“Mercury”), an affiliate of Mercury, covering shares of Micronetics Common Stock legally or beneficially owned by the Voting Parties (the “Voting Party Shares”), which represent approximately 20% of Micronetics’ outstanding shares. Under the Voting Agreements, each Voting Party has agreed to vote his or her Voting Party Shares in favor of the Merger and against any Acquisition Proposal (as defined in the Merger Agreement) and certain other actions, proposals, transactions or agreements that could reasonably be expected to, among other things, result in a breach of any covenant representation or warranty of Micronetics under the Merger Agreement or such Voting Party under the Voting Agreement or impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger. Each Voting Party has appointed Mercury and any designee of Mercury as its proxies and attorneys-in-fact to vote or act by written consent during the term of such Voting Agreement with respect to such Voting Party’s Voting Party Shares in accordance with the Voting Agreement. In addition, each Voting Party has further agreed to certain restrictions on the disposition of such Voting Party’s Voting Party Shares, subject to the terms and conditions set forth in the Voting Agreements. The Voting Agreements provide that they will terminate upon the earlier of the effective time of (i) the Merger and (ii) any termination of the Merger Agreement in accordance with its terms.

The foregoing descriptions of the Merger, the Merger Agreement and the Voting Agreements do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference, and the full text of the Form of Voting Agreement, which is attached hereto as Exhibit 2.2 and incorporated herein by reference.

The Merger Agreement governs the contractual rights between the parties in relation to the Merger. The Merger Agreement has been filed as an exhibit to this Current Report on Form 8-K to provide investors with information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about Micronetics or Mercury in Micronetics’ or Mercury’s public reports filed with the Securities and Exchange Commission. In particular, the Merger Agreement is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Micronetics or Mercury. The representations and warranties contained in the Merger Agreement have been negotiated with the principal purpose of establishing the circumstances in which a party may have the right not to consummate the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to contractual standards of materiality different from those generally applicable under the securities laws.

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2012, Micronetics entered into a letter agreement with Carl Lueders, its Chief Financial Officer, regarding a potential retention bonus and certain other benefits payable by Micronetics to Mr. Lueders (the “Retention Agreement”). A copy of the Retention Agreement is attached hereto as Exhibit 10.1.

The Retention Agreement provides that, subject to the conditions set forth in the Retention Agreement, Mr. Lueders will be eligible to receive a cash bonus in an amount equal to 100% of his then-current annual base salary (the “Retention Bonus”) on the earliest of (i) March 7, 2013, (ii) the date on which his employment with Micronetics is terminated either by Micronetics without Cause (as defined in that certain Severance Agreement (the “Severance Agreement”) between Mr. Lueders and Micronetics, dated August 29, 2011) or by Mr. Lueders for Good Reason (as defined in the Severance Agreement), or (iii) the date of the closing of the transaction described in Item 1.01 above. The Retention Agreement also provides that certain of Mr. Lueders’ benefits set forth in the Severance Agreement shall be extended up to the 18-month anniversary of Mr. Lueders’ Date of Termination (as defined in the Severance Agreement), subject to the limitation that if Mr. Lueders becomes eligible for another employer’s group health plan Micronetics’ obligations to provide such benefits, as modified by the Retention Agreement, will terminate.

The foregoing description of the Retention Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is incorporated herein by reference to Exhibit 10.1.

Item 8.01	Other Events.

On June 10, 2012, Micronetics issued a press release announcing the transaction described in Item 1.01 above. A copy of the press release is filed as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of June 8, 2012, by and among Mercury Computer Systems, Inc., Wildcat Merger Sub Inc. and Micronetics, Inc.*

2.2	Form of Voting Agreement, dated as of June 8, 2012, by and between Mercury Computer Systems, Inc. and each of the directors, executive officers and a certain stockholder of Micronetics, Inc.

10.1	Letter Agreement re: Retention Bonus, dated as of June 8, 2012, by and between Micronetics, Inc. and Carl Lueders.

99.1	Press Release of Micronetics, Inc., dated as of June 10, 2012, announcing entry into the Merger Agreement.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Micronetics agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

Forward Looking Statements

Information set forth in this Current Report on Form 8–K contains forward-looking statements that involve numerous risks and uncertainties. The statements contained in this communication that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act including, without limitation, statements regarding the expected benefits and closing of the proposed Merger and management’s expectations, beliefs and intentions. All forward-looking statements included in this communication are based on information available to Micronetics on the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,”

“outlook,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on Micronetics’ results of operations or financial condition. Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements. Undue reliance should not be placed on any forward-looking statements, which speak only as of the date made. Neither Micronetics nor any other person can assume responsibility for the accuracy and completeness of forward looking statements. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond Micronetics’ control. These factors include (without limitation): failure to satisfy any condition to closing of the Merger and that, in such case, Micronetics’ business will have been adversely affected during the pendency of the Merger; failure to consummate or delay in consummating the transaction for other reasons; changes in laws or regulations; and changes in general economic conditions. Micronetics undertakes no obligation (and expressly disclaims any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information please refer to Micronetics’ most recent Form 10–K, 10–Q and 8–K reports filed with the SEC.

Additional Information about the Proposed Transaction and Where You Can Find It

Micronetics will file with the Securities and Exchange Commission (the “SEC”) preliminary and definitive proxy statements and other relevant materials in connection with the proposed acquisition of Micronetics by Mercury. The definitive proxy statement will be mailed to Micronetics shareholders. Before making any voting or investment decisions with respect to the transaction, investors and security holders of Micronetics are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the transaction and Micronetics. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by accessing Micronetics’ website at www.micronetics.com by clicking on the “Investors” link and then clicking on the “SEC Filings” link or by writing to Micronetics at 26 Hampshire Drive, Hudson, New Hampshire 03051.

Information Regarding Participants

Micronetics, Mercury and their respective directors, executive officers and certain other members of management and employees may solicit proxies from Micronetics stockholders in favor of the Merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Micronetics stockholders in connection with the proposed Merger will be set forth in the proxy statement when it is filed with the SEC. You can find information about Mercury’s executive officers and directors in its definitive proxy statement filed with the SEC on September 9, 2011. You can obtain a free copy of this document at the SEC’s website at www.sec.gov or by accessing Mercury’s website at www.mc.com and clicking on the “Investor Relations” link and then clicking on the “SEC Filings” link. You can find information about Micronetics’ executive officers and directors in its definitive proxy statement filed with the SEC on July 29, 2011. You can obtain a free copy of this document at the SEC’s website at www.sec.gov or by accessing the Micronetics website and clicking on the “Investors” link and then clicking on the “SEC Filings” link.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRONETICS, INC. (Registrant)

By:	/s/ Carl Lueders
Carl Lueders Chief Financial Officer

Date: June 11, 2012

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger, dated as of June 8, 2012, by and among Mercury Computer Systems, Inc., Wildcat Merger Sub Inc. and Micronetics, Inc.*

2.2	Form of Voting Agreement, dated as of June 8, 2012, by and between Mercury Computer Systems, Inc. and each of the directors, executive officers and a certain stockholder of Micronetics, Inc.

10.1	Letter Agreement re: Retention Bonus, dated as of June 8, 2012, by and between Micronetics, Inc. and Carl Lueders.

99.1	Press Release of Micronetics, Inc., dated as of June 10, 2012, announcing entry into the Merger Agreement.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Micronetics agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.